EXHIBIT 4.265

AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT (GROUP VII),
dated as of May 18, 2012

among

RENTAL CAR FINANCE CORP.,
as Lessor,

DTG OPERATIONS, INC.,
as Lessee and Servicer,

those Permitted Lessees
from time to time
becoming Lessees and Servicers thereunder

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Guarantor and Master Servicer

AMENDMENT NO. 1
TO AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING
AGREEMENT (GROUP VII)

This Amendment No. 1 to the Group VII Lease (as defined below), dated as of May 18, 2012 (the “Amendment”), by and among  Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations Inc., an Oklahoma corporation (“DTG Operations”), and those Permitted Lessees from time to time becoming Lessees and Servicers pursuant to Section 28 of the Group VII Lease (each, an “Additional Lessee”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) (RCFC, DTG Operations, each Additional Lessee, and DTAG are collectively referred to herein as the “Parties”).

RECITALS:

A.   The Parties wish to amend and supplement the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group VII), dated as of September 29, 2011 (the “Group VII Lease”), by and among RCFC, as Lessor, DTG Operations, as Lessee and Servicer, each Additional Lessee and DTAG, as Guarantor and Master Servicer as provided herein pursuant to Section 22 thereof;

B.   The Master Collateral Agent and the Trustee wish to consent to this Amendment on the terms set forth herein pursuant to Section 22 of the Group VII Lease; and

C.   The Series 2010-3 Notes are the sole Group VII Series of Notes Outstanding and the Series 2010-3 Noteholders signatory hereto (the “Consenting Noteholders”) are (i) the Required Noteholders (as defined in the Base Indenture) with respect to the Series 2010-3 Notes and (ii) the Series 2010-3 Required Noteholders (as defined in the Series 2010-3 Supplement).  The Consenting Noteholders wish to consent to this Amendment on the terms set forth herein pursuant to Section 22 of the Group VII Lease, Section 8.6 of the Series 2010-3 Supplement and Section 8.04 of the Series 2010-3 Note Purchase Agreement (as defined in the Series 2010-3 Supplement).

NOW THEREFORE, the Parties hereto agree as follows:

1.   Definitions.  Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Group VII Lease.

2.   Amendment.  The Group VII Lease is hereby amended as follows:

(a)  Clause (h) of Section 24.4 is hereby amended and restated as follows:

“(h)           Non-Program Vehicle Report.  Annual reports (or semi-annual at the option of the Master Servicer) of independent public accountants as follows:  On or before the second Determination Date immediately following March 31 of each year, beginning with March 31, 2011, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer and who is reasonably acceptable to the Required Noteholders for each Group VII Series of Notes with respect to its Series of Notes) to furnish a report (the “Non-Program Vehicle Report”)

to the Lessor, the Trustee and the Master Collateral Agent to the effect that they have performed certain agreed upon procedures with respect to the calculation of Disposition Proceeds obtained from the sale or other disposition of all Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month in such period and compared such calculations of Disposition Proceeds with the corresponding amounts set forth in the Daily Reports prepared by the Master Servicer pursuant to clause (a) above and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report.  The Master Servicer shall serve as agent for the users of the report in determining the sufficiency of such procedure.”

3.   Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Group VII Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Group VII Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Group VII Lease specifically referred to herein and any references in the Group VII Lease to the provisions of the Group VII Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

4.   Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.   GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.   Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By:____________________________________
H. Clifford Buster III
President and Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2970

LESSEES AND SERVICERS:

DTG OPERATIONS, INC.

By:____________________________________
H. Clifford Buster III
Executive Vice President
Chief Financial Officer and Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2970

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE
GROUP, INC.

By:____________________________________
H. Clifford Buster III
Senior Executive Vice President, Chief
Financial Officer and Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2301

The foregoing Amendment is hereby consented
and accepted as of the date first above written:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:_______________________________
       Name:
       Title:

By:_______________________________
       Name:
       Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Master Collateral Agent

By:_______________________________
       Name:
       Title:

By:_______________________________
       Name:
       Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as a
Series 2010-3 Noteholder

By:_______________________________
       Name:
       Title:

By:_______________________________
       Name:
       Title:

THE BANK OF NOVA SCOTIA, acting through its New
York Agency, as a Series 2010-3 Noteholder

By:_______________________________
       Name:
       Title:

JPMORGAN CHASE BANK, N.A., as a Series 2010-3
Noteholder

By:_______________________________
       Name:
       Title:

THE ROYAL BANK OF SCOTLAND PLC, as a
Series 2010-3 Noteholder

By:  RBS SECURITIES INC., as agent

By:_______________________________
       Name:
       Title: